EXHIBIT 99.4

    Case 1:08-cv-00515-LRR   Document 13   Filed 03/03/10    Page 1 of 1


                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF IOWA
                             CEDAR RAPIDS DIVISION

__________________________________
UNITED STATES OF AMERICA,         )
                                  )
         Plaintiff,               )
                                  )
         v.                       )         Case No. 08-CIV-151-LRR
                                  )
BERTHEL SBIC, LLC                 )
                                  )
         Defendant,               )
__________________________________)


                                     ORDER
                                     -----

     Before this Court is the Motion of the United States Small Business Administration as Receiver for Berthel SBIC, LLC, for Entry of an Order Approving and Confirming the First Receiver's Report for the Period From January 7, 2009, through December 31, 2009. This Court, having considered the pleadings of the Receiver, finds that good cause has been shown for the granting of this Motion. Therefore,

IT IS HEREBY ORDERED THAT

     1.   The Receivers Motion is granted in its entirety: and

     2.   The First  Receiver's  Report for the period January 7, 2009,  through
          December  31,   2009,   and  every  act,   transaction,   receipt  and
          disbursement reported therein, are hereby approved and confirmed

     SO ORDERED,

     Dated: 3/3/2010                        /s/  Linda R. Reade
                                            -----------------------------------
                                                 Linda R. Reade
                                                 UNITED STATES DISTRICT JUDGE